As filed with the Securities and Exchange Commission on April 1, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION
(Exact name of registrant as specified in its charter)
Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

800, 525 - 8 Avenue, S.W., Calgary, Alberta, Canada T2P 1G1
(Address of Principal Executive Offices) Precision Drilling Corporation Employee Share Purchase Plan (Full title of the plan)

Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042 (713) 435-6100
(Name, address and telephone number of agent for service)

Copies to:
Joanne L. Alexander Senior Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 800, 525 - 8 Avenue, S.W. Calgary, Alberta Canada T2P 1G1 (403) 716-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Security (4)	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Shares (1)	2,400,000 shares	US$11.63	US$27,912,000	US$3595.07

(1)
Represents common shares of the Registrant which may be purchased by the administrative agent and distributed to employees under the Precision Drilling Corporation Employee Share Purchase Plan (the “Plan”), including associated rights pursuant to the shareholder rights plan agreement between the Registrant and Computershare Trust Company of Canada made as of June 1, 2010 and amended and restated on May 8, 2013, which may not be exercised or traded separately from the common shares unless and until certain specified events occur.

(2)	Represents the maximum number of common shares of the Registrant which may be issued under the Plan.

(3)
This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such common shares of the Registrant that may be issued pursuant to anti-dilution provisions of the Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar events.

(4)
Estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Registrant’s common shares reported on the New York Stock Exchange on March 27, 2014, which was US$11.63 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

The documents containing information specified in Part I of Form S-8 will be sent or given to eligible employees of the Corporation participating under the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information

Precision Drilling Corporation (the “Corporation”, “we” or “us”) will provide a written statement to the participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference into Item 3 of Part II of this Registration Statement, and that such documents are incorporated by reference in the Section 10(a) prospectus, as required by Item 2 of Part I of Form S-8.  The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to eligible participants pursuant to Rule 428(b).   Requests should be directed to: Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 435-6100, Attention: Investor Relations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

We incorporate by reference the following documents we filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

2.	All other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2013; and

3.
A description of the common shares and common share purchase rights of the Corporation (incorporated by reference to Exhibit 99.1 and 99.2 to the Corporation’s report on Form 6-K filed by the Corporation on June 1, 2010 under the designation Form 8-K12B).

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

Under the ABCA, the Registrant may indemnify a present or former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the director’s or officer’s conduct was lawful. Indemnification in connection with a derivative action may require court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits in the person’s defense of the action or proceeding, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of the Registrant provide that, subject to the limitations contained in the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including costs incurred in the defense of an action or proceeding and an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Registrant, if: (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Item 7.   Exemption From Registration Claimed

Not applicable.

Item 8.   Exhibits

Item	Exhibit
4.1	Certificate of Amalgamation of the Corporation (incorporated by reference from the Corporation’s Registration Statement on Form S-8 included as Exhibit 4.1, filed with the SEC on June 17, 2010).
4.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).
4.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).
4.4	Amended and Restated Shareholder Rights Plan Agreement (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on May 9, 2013).
4.5	Precision Drilling Corporation Employee Share Purchase Plan.
23.1	Consent of KPMG LLP.
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

Item 9.   Undertakings

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 1st day of April, 2014.

PRECISION DRILLING CORPORATION

By:	/s/ Kevin A. Neveu
	Name:	Kevin A. Neveu
	Title:	President and Chief Executive Officer

SIGNATURES WITH RESPECT TO PRECISION DRILLING CORPORATION

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Robert McNally and Joanne Alexander his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 1st of April, 2014.

Signature	Capacity

/s/ Kevin A. Neveu	President, Chief Executive Officer and Director
Kevin A. Neveu	(Principal Executive Officer)

/s/ Robert McNally	Executive Vice-President and Chief Financial Officer
Robert McNally	(Principal Financial and Accounting Officer)

/s/ William T. Donovan	Director
William T. Donovan

/s/ Brian J. Gibson	Director
Brian J. Gibson

/s/ Allen R. Hagerman	Director
Allen R. Hagerman

/s/ Catherine Hughes	Director
Catherine Hughes

/s/ Stephen J.J. Letwin	Director
Stephen J.J. Letwin

/s/ Dr. Kevin Meyers	Director
Dr. Kevin Meyers

/s/ Patrick M. Murray	Director
Patrick M. Murray

/s/ Robert L. Phillips	Director
Robert L. Phillips

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on April 1st, 2014.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Joanne Alexander
	Name:	Joanne Alexander
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Item	Exhibit
4.1	Certificate of Amalgamation of the Corporation (incorporated by reference from the Corporation’s Registration Statement on Form S-8 included as Exhibit 4.1, filed with the SEC on June 17, 2010).
4.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).
4.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).
4.4	Amended and Restated Shareholder Rights Plan Agreement (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on May 9, 2013).
4.5	Precision Drilling Corporation Employee Share Purchase Plan.
23.1	Consent of KPMG LLP.
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).